Exhibit 99.1

HUMAN GENOME SCIENCES ANNOUNCES UNSOLICITED OFFER FROM GLAXOSMITHKLINE; HGS BOARD OF DIRECTORS AUTHORIZES EXPLORATION OF STRATEGIC ALTERNATIVES

•	Board believes $13 unsolicited offer does not reflect value inherent in Company

•	Goldman Sachs and Credit Suisse retained to assist with exploration of strategic alternatives

•	Additional information requested from GSK

ROCKVILLE, Maryland – April 19, 2012 – Human Genome Sciences, Inc. (Nasdaq: HGSI) today announced that it has received an unsolicited proposal from GlaxoSmithKline plc (GSK) to acquire HGS for $13.00 per share in cash.

The HGS Board of Directors, in consultation with independent financial and legal advisors, has carefully reviewed and considered the GSK offer and has determined that the offer does not reflect the value inherent in HGS.

HGS also announced today that its Board of Directors has authorized the exploration of strategic alternatives in the best interests of shareholders, including, but not limited to, a potential sale of the Company. HGS has retained Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC to assist in this process, with Skadden, Arps, Slate, Meagher & Flom LLP and DLA Piper LLP (US) serving as legal counsel.

GSK has been invited to participate in this process and HGS has requested additional information regarding investigational products in GSK’s clinical pipeline to which HGS has substantial financial rights, including darapladib, currently in Phase 3 development for the treatment of cardiovascular disease, and albiglutide, currently in Phase 3 development for the treatment of type 2 diabetes.

There can be no assurance that any transaction will occur or if so on what terms. HGS does not intend to discuss the status of its evaluation unless and until a specific transaction has been approved.

ABOUT HUMAN GENOME SCIENCES

Human Genome Sciences exists to place new therapies into the hands of those battling serious disease.

For more information about HGS, please visit the Company’s web site at www.hgsi.com. Health professionals and patients interested in clinical trials of HGS products may inquire via email to clinicaltrialsinfo@hgsi.com or by calling HGS at 1-240-314-4430.

HGS, Human Genome Sciences and BENLYSTA are trademarks of Human Genome Sciences, Inc. Other trademarks referenced are the property of their respective owners.

SAFE HARBOR STATEMENT

This announcement includes statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include those regarding our expectations for BENLYSTA and raxibacumab, among others. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this announcement, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

Some important factors that could cause our actual results to differ from our expectations in these forward-looking statements include: our lack of commercial experience and dependence on the sales growth of BENLYSTA; any failure to commercialize BENLYSTA successfully; the occurrence of adverse safety events with our products; changes in the availability of reimbursement for BENLYSTA; the inherent uncertainty of the timing, success of, and expense associated with, research, development, regulatory approval and commercialization of our pipeline products and new indications for existing products; substantial competition in our industry, including from branded and generic products; the highly regulated nature of our business; uncertainty regarding our intellectual property rights and those of others; the ability to manufacture at appropriate scale, and in compliance with regulatory requirements, to meet market demand for our products; our substantial indebtedness and lease obligations; our dependence on collaborations over which we may not always have full control; foreign exchange rate valuations and fluctuations; the impact of our acquisitions and strategic transactions; changes in the health care industry in the U.S. and other countries, including government laws and regulations relating to sales and promotion, reimbursement and pricing generally; significant litigation adverse to the Company, including product liability and patent infringement claims; our ability to attract and retain key personnel; and increased scrutiny of the health care industry by government agencies and state attorneys general resulting in investigations and prosecutions.

The foregoing list sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

###

Media Contacts:	Investor Contact:

Jerry Parrott	Claudine Prowse, Ph.D.
Vice President, Corporate Communications	Vice President, Investor Relations
301-315-2777	301-610-5800

Susannah Budington

Director, Corporate Public Relations

301-545-1062

Additional Contacts:

Joele Frank / Dan Katcher / Jamie Moser

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

3